As filed with the Securities and Exchange Commission on July 2, 2010

Registration No. __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 INCOME NOW CONSULTING
(Exact name of registrant as specified in its charter)
Nevada	7380	68-0680465
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1736 Angel Falls Street Las Vegas, NV, 89142-1230 Tel: 1-209-694-4885
(Address and telephone number of registrant's principal executive offices)

EastBiz.com, Inc. 5348 Vegas Drive Suite 662 Las Vegas Nevada 89108 Tel: 1-888-284-3821
(Name, address and telephone number of agent for service)

Copies to:

David M. Loev		John S. Gillies
The Loev Law Firm, PC		The Loev Law Firm, PC
6300 West Loop South, Suite 280	&	6300 West Loop South, Suite 280
Bellaire, Texas 77401		Bellaire, Texas 77401
Phone: (713) 524-4110		Phone: (713) 524-4110
Fax: (713) 524-4122		Fax: (713) 456-7908

Approximate date of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [    ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer [ ]	Accelerated Filer [ ]
Non-accelerated Filer [ ]	Smaller reporting company [X]
(Do not check if a Smaller reporting company)

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share(¹)	Proposed Maximum Aggregate Offering Price(²)	Amount of Registration Fee
Common Stock, $0.0001 per share	804,000	$0.05	$40,200	$2.88

(¹)The price of $0.05 is a fixed price, arbitrarily determined by Income Now Consulting at which the selling stockholders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

(²) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the "Securities Act").

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, July 2, 2010

PROSPECTUS
INCOME NOW CONSULTING
RESALE OF 804,000 SHARES OF COMMON STOCK

The selling shareholders named in this prospectus are offering 804,000 shares of common stock offered through this prospectus.  We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities.  We have, however, set an offering price for these securities of $0.05 per share.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.05	None	$0.05
Total	$40,200	None	$40,200

Our common stock is presently not traded on any market or securities exchange.  The sales price to the public is fixed at $0.05 per share until such time as the shares of our common stock are traded on the FINRA Over-The-Counter Bulletin Board.  Although we intend to apply for quotation of our common stock on the FINRA Over-The-Counter Bulletin Board through a market maker, public trading of our common stock may never materialize.  If our common stock becomes traded on the FINRA Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled “Risk Factors” starting on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus is: __________, 2010

INCOME NOW CONSULTING

Prospectus
______________________________________

804,000 SHARES OF COMMON STOCK
OFFERING PRICE $0.05 PER SHARE
______________________________________

PROSPECTUS SUMMARY

Income Now Consulting (“we,” “us,” “Income Now”, the “Company,” and words of similar meaning) was incorporated in the state of Nevada on April 23, 2010. We are focused on the development and marketing of a web-based interactive fundraising program.  Our offices are currently located at: 1736 Angel Falls Street, Las Vegas, Nevada, 89142-1230. Our telephone number is 1-209-694-4885. We have secured a domain name www.incomenowconsulting.com, which is under construction as of the date of this prospectus, and which contains information we do not desire to be incorporated by reference herein.

We are a development stage company that has not generated any revenue to date. As of May 31, 2010, we had $36,591 in current assets and current liabilities in the amount of $622. Accordingly, our working capital position as of May 31, 2010 was $35,969. Since our inception through May 31, 2010, we had incurred an accumulated deficit of $4,631. Our current working capital is not sufficient to enable us to implement our business plan as set forth in this prospectus.  Our inability to generate revenues and accumulated losses since inception raise substantial doubt regarding our ability to continue as a going concern.

A current prospectus must be in effect at the time of the sale of the shares of common stock registered herein. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

Each selling stockholder or dealer selling the common stock is required to deliver a current prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, as amended, selling stockholders may be deemed underwriters.

Summary of the Offering

Securities Being Offered:
804,000 shares of our common stock, which includes all issued and outstanding shares with the exception of those held by our President, and Director, Mr. Issam Abud, and our Director and Treasurer, Ms. Sabrein Mari.

Offering Price, Lack of Market:
The offering price of the common stock is $0.05 per share.  There is no public market for our common stock.  We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.  The absence of a public market for our stock will make it difficult to sell your shares of our stock.

We intend to apply to the FINRA Over-The-Counter Bulletin Board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting company. If our common stock becomes traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering:	None.
Securities:
4,804,000 shares of our common stock are issued and outstanding as of the date of this prospectus. Our President and Director, Mr. Issam Abud, and our Treasurer and Director Ms. Sabrein Mari, own an aggregate of 83.26% of the common shares of our company and therefore have majority voting control.  All of the common stock to be sold under this prospectus will be sold by existing shareholders.  There will be no increase in our issued and outstanding shares as a result of this offering.

Need for Additional Financing:
We have generated limited revenues to date and will require additional funding to complete our program and website and conduct our planned marketing activities.  We anticipate raising this funding through the sale of debt or equity securities (subsequent to the effectiveness of this registration statement) and/or through traditional bank funding. If we are unable to raise the additional funding, the value of our securities, if any, would likely become worthless and we may be forced to abandon our business plan.  Even assuming we raise the additional capital we require to continue our business operations, we will require substantial fees and expenses associated with this offering, and we anticipate incurring net losses for the foreseeable future.

Use of Proceeds:	We will not receive any proceeds from the sale of shares by the selling stockholders. We will incur all costs associated with this registration statement and prospectus.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Summary of Financial Data

The following summary financial information as of May 31, 2010 and for the period from April 23, 2010 (inception) through May 31, 2010 includes balance sheet and statement of expenses data derived from our audited financial statements. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition or Plan of Operation" and are derived from the financial statements and accompanying notes included in this prospectus.

Balance Sheet Information	As of May 31, 2010
(Unaudited)
Cash	$29,841
Prepaid expenses	$6,750
Total Assets	$36,591
Total Liabilities	$(622)
Total Stockholders’ Equity	$35,969
Statement of Expenses Information	For the period April 23, 2010 (inception) through May 31, 2010
(Unaudited)
Revenue	$0
Total costs and expenses	$(4,631)
Net Loss	$4,631

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

Because we have not generated any revenues and incurred losses for the period from April 23, 2010 (inception) to  May 31, 2010, there is an uncertainty about whether we will be able to continue as a going concern and, as a result, a possibility that shareholders may lose some or all of their investment in our company.

The Company has incurred net losses in the amount of $4,631 for the period from April 23, 2010 (inception) to May 31, 2010. As of May 31, 2010, we had working capital of $35,969 and stockholders’ equity of $35,969.  We anticipate generating losses for a minimum of the next 12 months. Therefore, we may be unable to continue operations in the future as a going concern.  If financing is available, it may involve issuing securities senior to our common stock.  In addition, in the event we do not raise additional capital from conventional sources, such as our existing investors or commercial banks, there is every likelihood that our growth will be restricted and we may be forced to scale back or curtail implementing our business plan.

No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities, which adjustment may have to be made, should we be unable to continue as a going concern. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in the Company.

Because we are a development stage company that faces many obstacles as a start up venture, we may never be able to execute our business plan.

We were incorporated on April 23, 2010. We are focused on the development and marketing of an interactive fundraising program and website for non-profit organizations, schools and clubs.  Although we have begun the development and marketing of our interactive fundraising program, we may not be able to execute our business plan unless and until we are successful in raising additional funds.

We may not be able to obtain additional necessary funding.  To date we have never had any customers or revenues and there can be no assurance that we will ever achieve any profitability or revenues. The revenue and income potential of our proposed business and operations are unproven, and the lack of an operating history makes it difficult to evaluate the future prospects of our business.

Because our business plan may be unsuccessful, we may not be able to continue operations as a going concern.

Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reduce operating expenses. Our business plan may not be successful in addressing these issues.

The success of our business plan is dependent on our further developing and marketing of the web-based interactive program. Our ability to develop such program is unproven, and the lack of an operating history makes it difficult to validate our business plan.

If we cannot continue as a going concern, our stockholders may lose their entire investment in our company.

Because we expect to incur losses over the next 12 months, our stockholders may lose their entire investment in us.

We expect to incur losses over the next 12 months because we do not yet have any revenues to offset the expenses associated with the development, and the marketing of, our proposed program.

We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.

Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reduce operating expenses. Our business plans may not be successful in addressing these issues.

The success of our business plan is dependent on our developing and marketing the interactive fundraising program. Our ability to develop such a program is unproven, and the lack of an operating history makes it difficult to validate our business plan. If we cannot continue as a going concern, our stockholders may lose their entire investment in our company.

Because we have no operating history there is no assurance that our future operations will result in profitable operations.

There is no operating history upon which to base any assumption as to the likelihood that we will prove successful, and we cannot provide investors with assurances that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We were incorporated on April 23, 2010, and have very limited operations.  While we have not realized any revenues to date, our program is nearly ready for commercial sale. We have no operating history at all upon which an evaluation of our future success or failure can be made. We have incurred net losses for the period from inception (April 23, 2010) through May 31, 2010 and expect to have net losses over the next 12 months. These losses will come due to substantial costs and expenses associated with the further development, marketing and distribution of our program and web site.

In the future, our success will be dependent upon the success of the finalization of our program and our efforts to gain market acceptance of our program. If we cannot attract a significant number of customers due to the target market not being as responsive as we anticipate, we cannot guarantee that we will ever be successful in generating revenues in the future to ensure our continuation.

Because we have not generated any revenue from our business and we will need to raise funds in the near future, which may be difficult to obtain when required, we might be forced to discontinue our business.

We currently have $35,969 in working capital as of May 31, 2010, and we anticipate incurring costs of at least $40,000 within the next 12 months, which we hope to raise through the sale of debt or equity securities (subsequent to the effectiveness of this registration statement) and/or through traditional bank funding.

Because we have not generated any revenue from our business, we will need to raise additional funds for the future development of our business and to be able to respond to unanticipated requirements or expenses. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. The most likely source of future funds presently available to us will be through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. Furthermore, there is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay our future indebtedness or that we will not default on our future debts, jeopardizing our business viability.

We may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct business, which might result in the loss of some or all of your investment in our common stock. There can be no assurance that additional financing will be available to us on terms that are acceptable. Consequently, we may not be able to proceed with our intended business plans. Substantial additional funds will still be required if we are to reach our goals that are outlined in this Registration Statement. Without additional funding, we may not continue our planned business operations.

Because we are dependent on contracting with third party firm(s) to develop and maintain our program for us, our operations and financial stability may be adversely affected.

We intend to hire a program development firm(s) to develop and maintain our fundraising program. We have estimated the costs for this purpose at $10,000. If we are unable to contract qualified program development firm(s) to develop and maintain our program, whether because we cannot find them, cannot attract them to our company, or cannot afford them, we will not be able to continue our planned business operations.

If we are not able to finalize the further development and marketing of our website or if the developed website contains defects, we may not be able to generate revenues and shareholders will lose their investment.

The success of our business in part will depend on the development, completion and acceptance of our website by our online target market. Achieving such acceptance will require significant marketing investment. We have estimated the costs for the further development of our website at $8,000.

Our website may contain undetected design faults and software errors that are discovered only after it has been viewed and used by customers. Any such default or error could cause delays and further expenses and could adversely affect our competitive position and cause us to lose potential customers or opportunities. If this is the case, we may not generate revenues at sufficient levels to support our operations and build our business and our business will likely fail.

Because we rely on subcontractors for the programming and maintenance of critical elements of our website, the loss of these services will adversely affect our operations and ability to generate revenues.

We rely on subcontractors for the programming and maintenance of critical elements of our website, including integrating the billing process, tracking of the online sales and the basic maintenance and backup of our servers. If one of these subcontractors no longer provides service to us or there is a delay in their services, our business may be harmed. We rely on subcontractors for the maintenance and ongoing upgrades of the Income Now Consulting website. We also will rely on subcontractors for tasks such as firewall protection, application of security patches and regular backup of our servers' data.

After contracting with these subcontractors there is no assurance that they will continue to reliably deliver the above services. Should a subcontractor cease to provide their services to us, our operations will be terminated until such time as we can locate and retain a replacement subcontractor. During such time our business will suffer.

The market for programs and services for nonprofit organizations might not grow, and nonprofit organizations might not adopt our products and services.

Many nonprofit organizations have not traditionally used an integrated and comprehensive program and services for their fundraising  needs. We cannot be certain that the market for such products and services will continue to develop and grow or that nonprofit organizations will elect to adopt our products and services rather than continue to use traditional, less automated methods, attempt to develop programs internally, rely upon legacy program systems, or use generalized program solutions not specifically designed for the nonprofit market. Nonprofit organizations that have already invested substantial resources in other fundraising methods or other non-integrated program solutions might be reluctant to adopt our products and services to supplement or replace their existing systems or methods. If demand for and market acceptance of our products and services does not increase, we might not grow our business as we expect.

If our customers do not renew their subscriptions for our database management, or if they do not renew them on terms that are favorable to us, our business might suffer.

Most of our program will be sold for a term of one year. As the end of the annual period approaches, we pursue the renewal of the license with the customer. We anticipate license renewals to represent a significant portion of our total revenue.  Because of this characteristic of our business, if our customers choose not to renew their maintenance and support agreements with us on beneficial terms, our business, operating results and financial condition could be harmed.

Risks Related to our Company

Our executive officers control a majority of our voting securities and therefore they have the ability to influence matters affecting our shareholders.

Our executive officers beneficially own approximately 83.26% of the issued and outstanding shares of our common stock. As a result, they have the ability to influence matters affecting our shareholders and will therefore exercise control in determining the outcome of all corporate transactions or other matters, including the election of Directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. Any investor who purchases shares will be a minority shareholder and as such will have little to no say in the direction of the Company and the election of Directors. Additionally, it will be difficult if not impossible for investors to remove our current Directors, which will mean they will remain in control of who serves as officers of the Company as well as whether any changes are made in the Board of Directors. As a potential investor in the Company, you should keep in mind that even if you own shares of the Company's common stock and wish to vote them at annual or special shareholder meetings, your shares will likely have little effect on the outcome of corporate decisions. Because our executive officers control such shares, investors may find it difficult to replace our management if they disagree with the way our business is being operated.

Because our executive officers and Directors live outside of the United States, you may have no effective recourse against them for misconduct and may not be able to enforce judgment and civil liabilities against them. Investors may not be able to receive compensation for damages to the value of their investment caused by wrongful actions by our Directors and officers.

Both of our Directors and officers live outside of the United States.

Mr. Issam Abud, our President and Director, is a citizen and a resident of Israel, and all or a substantial portion of his assets are located outside of the United States.

Ms. Sabrein Mari, our Treasurer and Director, is a citizen and a resident of Israel, and all or a substantial portion of her assets are located outside of the United States.

As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our Directors or officers, or obtain judgments against them outside of the United States that are predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Investors may not be able to receive compensation for damages to the value of their investment caused by wrongful actions by our Directors and officers.

Our officers and Directors lack experience in and with publicly-traded companies.

While we rely heavily on our President and Director, Mr. Issam Abud, and our Treasurer and Director and Ms. Sabrein Mari, they have no experience serving as an officer or Director of a publicly-traded company, or experience with the reporting requirements which public companies are subject to. Consequently, our operations, earnings and ultimate financial success could suffer irreparable harm due to their ultimate lack of experience with publicly-traded companies in general.

Because we have two Directors, deadlocks may occur in our board’s decision-making process, which may delay or prevent critical decisions from being made.

Since we currently have an even number of Directors, deadlocks may occur when such Directors disagree on a particular decision or course of action. Our Articles of Incorporation and By-Laws do not contain any mechanisms for resolving potential deadlocks.  While our Directors are under a duty to act in the best interest of our company, any deadlocks may impede the further development of our business in that such deadlocks may delay or prevent critical decisions regarding our development.

Because our executive officers are unable to devote their services to our company on a full-time basis, the performance of our business may suffer, our business could fail and investors could lose their entire investment.

Mr. Issam Abud, our President and a Director, currently devotes approximately 30 hours per week to our company.

Ms. Sabrein Mari, our Treasurer and a Director, currently devotes 10 to 15 hours per week to our company.

We depend heavily on the services of our executive officers and Directors.  As a result, the management of our company could under-perform, our business could fail and investors could lose their entire investment.

Shareholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to Rule 144, due to our status as a “shell company.”

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets.  As such, we are a “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.”  Because none of our non-registered securities can be sold pursuant to Rule 144, until at least a year after we cease to be a “shell company”, any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above.  As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash.  Furthermore, it will be harder or us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future.  Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

Because our executive officers have little experience or technical training in the development, maintenance and marketing of internet websites or in operating businesses that license programs or services over the internet, we may make inexperienced or uninformed decisions that will have bad results for us.

Our executive officers have limited experience in the development, maintenance and marketing of internet websites or in operating businesses that market programs or services over the internet.  Due to their lack of experience in these areas, our executive officers could make the wrong decisions regarding the development, operation and marketing of our website and the operation of our business, which could lead to irreparable damage to our business.  Consequently, our operations could suffer irreparable harm from mistakes made by our executive officers and we may have to suspend or cease operations, which could cause investors to lose their entire investment.

Because we depend heavily on our executive officers, the loss of either person will have a substantial negative effect on our business and may cause our business to fail.

We depend entirely on our executive officers for all of our operations. The loss of either person will have a substantial negative effect on us and may cause our business to fail. Our executive officers did not receive any compensation for their services and it is highly unlikely that they will receive any compensation unless and until we generate substantial revenues.

We do not currently have any employment agreements or maintain key person life insurance policies on our executive officers. If our executive officers do not devote sufficient time towards our business, we may never be able to effectuate our business plan.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our Board of Directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares of common stock. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market.  These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

Nevada law and our articles of incorporation authorize us to issue shares of stock, which shares may cause substantial dilution to our existing shareholders.

We have authorized capital stock consisting of 100,000,000 shares of common stock, $0.0001 par value per share and 50,000,000 shares of preferred stock, $0.0001 par value per share.  As of the date of this prospectus, we have 4,804,000 shares of common stock issued and outstanding and – 0 – shares of Preferred Stock issued and outstanding.  As a result, our Board of Directors has the ability to issue a large number of additional shares of common stock without shareholder approval, which if issued could cause substantial dilution to our then shareholders.  Additionally, shares of Preferred Stock may be issued by our Board of Directors without shareholder approval with voting powers, and such preferences and relative, participating, optional or other special rights and powers as determined by our Board of Directors, which may be greater than the shares of common stock currently outstanding.  As a result, shares of Preferred Stock may be issued by our Board of Directors which cause the holders to have super majority voting power over our shares, provide the holders of the Preferred Stock the right to convert the shares of Preferred Stock they hold into shares of our common stock, which may cause substantial dilution to our then common stock shareholders and/or have other rights and preferences greater than those of our common stock shareholders. Investors should keep in mind that the Board of Directors has the authority to issue additional shares of common stock and Preferred Stock, which could cause substantial dilution to our existing shareholders.  Additionally, the dilutive effect of any Preferred Stock, which we may issue may be exacerbated given the fact that such Preferred Stock may have super majority voting rights and/or other rights or preferences which could provide the preferred shareholders with voting control over us subsequent to this offering and/or give those holders the power to prevent or cause a change in control.  As a result, the issuance of shares of common stock and/or Preferred Stock may cause the value of our securities to decrease and/or become worthless.

Risks Related to Developing our Program

Nonprofit organizations or schools might not use the internet or web-based programs to facilitate their fundraising efforts in a manner sufficient to allow us to make a profit.

The market for online fundraising solutions for nonprofit organizations is new and emerging.  Nonprofit organizations have not traditionally used the internet or web-based program solutions for fundraising. We cannot be certain that the market will continue to develop and grow or that nonprofit organizations will elect to use any of our web-enabled products rather than continue to use traditional offline methods, attempt to develop program solutions internally or use standardized solutions. Nonprofit organizations that have already invested substantial resources in other fundraising methods may be reluctant to use the internet to supplement their existing systems or methods. In addition, increasing concerns about fraud, privacy, reliability and other problems might cause nonprofit organizations not to adopt the internet as a method for fundraising. If demand for and market acceptance of internet-based products for nonprofits does not occur, we might not recapture our investment in this area or grow our business as we expect. On the other hand, even if nonprofits increasingly use the internet for their fundraising and organizational efforts, if we fail to develop and offer products that meet customer needs in this area, we could lose market share.

Because we may not be successful in further developing a program that will achieve market acceptance, we may not be able to achieve profitable operations.

The success or failure of further developing and marketing the fundraising program depends in large part on its desirability and ease of application in the target market. We cannot be sure that our development efforts will produce a program that will fulfill the needs and appeal to the tastes of our expectant customers and clients.

This industry is characterized by technological change, frequent product introductions and evolving industry standards. Our success will depend, to a significant extent, on our ability to introduce upgrades or new programs to satisfy an expanding range of customer needs and achieve market acceptance.

Because we may never be able to achieve sales revenues sufficient to become profitable, we could experience continual losses and eventually fail in our business plan.

There can be no assurance that our program will achieve a level of market acceptance that will make us profitable.
We believe that the acceptance of our program will depend on our ability to:

•	Develop a user-friendly program that appeals to our potential clients and customers.
•	Effectively market our program through our website as well as catalougues.
•	Price and license the program (and other products we plan to make available in the future through our web site) in a manner that is appealing to potential customers.
•	Develop and maintain a favourable reputation among our potential clients and customers.
•	Develop brand recognition.
•	Have the financial ability to withstand downturns in the general economic environment or conditions that would slow the licensing of our program.

Commerce over the internet is an emerging market that is characterized by rapid changes in customer requirements, frequent introductions of new and enhanced products and services, and continuing and rapid technological advancement.

To compete successfully in this emerging market, we must continue to design, develop, and sell new and enhanced program and services that provide increasingly higher levels of performance and reliability at an acceptable and reasonable cost.

The program and services must take advantage of technological advancements and changes, and respond accordingly to new and changing customer requirements. Our success in designing, developing, and selling such program and services will depend on a variety of factors, including:

•	Success of promotional and marketing efforts;
•	The identification of market demands for new or upgraded program and services;
•	Timely implementation of program and services offering;
•	Program and service performance; and
•	Cost-effectiveness of program and services.

Protecting our Proprietary Technology and Other Intellectual Property Rights

If we are unable to protect our proprietary technology and other intellectual property rights, our ability to compete in the marketplace may be substantially reduced.

If we are unable to protect our intellectual property, our competitors could use our intellectual property to market a program similar to ours, which could decrease demand for our program, thus decreasing our revenues. We rely on a combination of copyright, trademark and trade secret laws to protect our intellectual property rights. These protections may not be adequate to prevent our competitors from copying or reverse-engineering our interactive web-based program.

In addition, our competitors may independently develop technologies that are substantially equivalent or superior to our technology. To protect our trade secrets and other proprietary information, we will require employees, consultants, advisors and collaborators to enter into confidentiality agreements. These agreements may not provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets, know-how or other proprietary information. Existing copyright laws afford only limited protection for our intellectual property rights and may not protect such rights in the event competitors independently develop similar program. Policing unauthorized use of our products is very difficult, and litigation could become necessary in the future to enforce our intellectual property rights. Any policing or litigation could be time consuming and expensive to resolve or prosecute, result in substantial diversion of management attention and resources, and materially harm our business or financial condition.

If a third party asserts that we infringed upon its proprietary rights, we could be required to redesign our program, pay significant royalties or enter into license agreements.

Although presently we are not aware of any such claims, a third party may assert that our technology or technologies of entities we acquire violates its intellectual property rights. As the number of programs in our market increases and the functionality of those programs further overlap, we believe that infringement claims will become more common. Any claims against us, regardless of their merit, could:

•	Be expensive and time consuming to defend;
•	Result in negative publicity;
•	Force us to stop licensing our program that incorporate the challenged intellectual property;
•	Require us to redesign our program; and
•	Require us to enter into royalty or licensing agreements in order to obtain the right to use necessary technologies, which may not be available on terms acceptable to us, if at all.

We believe that any successful challenge to our use of a trademark or domain name could substantially diminish our ability to conduct business in a particular market or jurisdiction and thus decrease any revenues and result in possible losses to our business.

Regulatory and Legal Risks

Because marketing and making our program available on the internet may expose us to regulatory and legal issues, we may be forced out of business.

A range of exposures may exist due to how we intend to market our program. If we create and utilize a web site and sell through the retail industry, as we plan to do, online access through a company-operated web site and retail regulations requires careful consideration of legal and regulatory compliance requirements and issues. This may require extensive legal services that may become an increased cost component when considering the development of our program and technologies.

Risks Related To Competition

We face competition from other businesses or competitors that currently market fundraising programs.

Competition will possibly come not only from those who deliver their products through traditional retail establishments but also from those who offer consulting services and deliver their products and programs through the internet. Our competitors will possibly have longer operating histories, greater brand recognition, larger marketing budgets and installed customer bases. In addition, these companies are able to field full-time, directly employed sales personnel to better cover certain markets and customers, who also generally offer consulting services. They may also invest greater resources in the development of technology, content and research which will allow them to react to market changes faster, putting us at a possible competitive disadvantage.

Some of our competitors may have significantly more financial resources, which could allow them to develop programs that could render our program inferior.

Our competition may have programs or may develop programs that will render our program inferior. We will likely need to obtain and maintain certain advantages over our competitors in order to be competitive, which require resources. There can be no assurance that we will have sufficient financial resources to maintain our research and development, marketing, sales and customer support efforts on a competitive basis, or that we will be able to make the improvements necessary to maintain a competitive advantage with respect to our program.

Risks Related to the Offering

The Securities and Exchange Commission ("SEC") adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets.  Our balance sheet states that we have cash as our only asset therefore, we are defined as a shell company.  The new rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans.  However, the new rules do not prevent us from registering securities pursuant to registration statements.  Additionally, the new rule regarding Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company.  We must file a current report on Form 8-K containing the information required pursuant to Regulation S-K and in a registration statement on Form 10, within four business days following completion of a transaction together with financial information of the private operating company.  In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company.  To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company.  The SEC adopted a new Rule 144 effective February 15, 2008, which makes resales of restricted securities by shareholders of a shell company more difficult. See discussion under heading "Rule 144" below and the risk factor titled Shareholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to Rule 144, due to our status as a “shell company.”.

Because our stock price after the offering could be below the offering price, our investors may never realize any gain on their investments in our company.

The offering price of our common stock was arbitrarily determined by us and does not necessarily bear any relationship to our book value, assets, financial condition, or to any other established criteria of value.  Our common stock price after the offering could be below the offering price.

Because there is no public market for our common stock, our stockholders may not be able to resell their shares at or above the price at which they purchased their shares, or at all.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We intend to have a market maker file an application on our behalf with the FINRA to have our common stock quoted on the OTC Bulletin Board after the registration statement is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application.  If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock and none may do so.

Even if a trading market develops, we cannot predict how liquid that market might become. The initial public offering price may not be indicative of prices that will prevail in the trading market.  The initial public offering price of the common stock was determined by us arbitrarily.  The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly-traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market.  The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering.  The market price of the securities offered herein, if any, may decline below the initial public offering price.  The trading price of our common stock following the offering is therefore likely to be highly volatile and could be subject to wide fluctuations in price in response to various factors, some of which are beyond our control.

These factors include:

•	Quarterly variations in our results of operations (if any) or those of our competitors;
•	Announcements by us or our competitors of acquisitions, new programs, significant contracts, commercial relationships or capital commitments;
•	Disruption to our operations;
•	Commencement of, or our involvement in, litigation;
•	Any major change in our board or management;
•	Changes in governmental regulations or in the status of our regulatory approvals; and
•	General market conditions and other factors, including factors unrelated to our own operating performance.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such public companies. Such fluctuations may be even more pronounced in the trading market shortly following this offering. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies.  This type of litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

Because future sales by our stockholders could cause the stock price to decline, our investors may lose money on the purchase of our stock.

No predictions can be made of the effect, if any, that market sales of shares of our common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state, or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and limit a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of their investment.

The initial offering price of this offering has been arbitrarily determined by our management.

The initial offering price of the shares registered in this Registration Statement has been arbitrarily determined by us.  The offering price of the shares bears no relationship to our assets, earnings or book value, or any other objective standard of value.  Because of this, the actual value of our securities may be significantly less than the offering price of $0.05 per share, which selling shareholders will be required to sell their shares at prior to us obtaining a market for our common stock.  As a result, if you purchase shares of our common stock at the fixed offering price of $0.05 per share, the value of your securities may decline in value or have significantly less value when you attempt to sell such shares.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

If a trading market does develop for our stock, it is likely we will be subject to the regulations applicable to "Penny Stock." The regulations of the SEC promulgated under the Exchange Act that require additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The SEC regulations define penny stocks to be any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, those regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a standardized risk disclosure schedule prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the purchaser’s account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that becomes subject to the penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage market investor interest in and limit the marketability of our common stock.

In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission, the FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

If the registration statement, of which this prospectus is a part becomes effective, we will become a public reporting company, and will incur significant increased costs in connection with compliance with Section 404 of the Sarbanes Oxley Act, and our management will be required to devote substantial time to new compliance initiatives.

If the Registration Statement, of which this prospectus is a part, becomes effective, we will become subject to among other things, the periodic reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, and will incur significant legal, accounting and other expenses in connection with such requirements.  The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and new rules subsequently implemented by the SEC have imposed various new requirements on public companies, including requiring changes in corporate governance practices. As such, our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure of controls and procedures. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Please read this prospectus carefully.  You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with different information.  You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

 USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account.  We will not receive any of the proceeds from the resale of these shares.  We have agreed to bear the expenses relating to the registration of the shares for the selling stockholders.

DETERMINATION OF OFFERING PRICE

There has been no public market for our common shares. The price of the shares was arbitrarily determined at $0.05 per share.  We believe that this price reflects the appropriate price that a potential investor would be willing to invest in us at this initial stage of our development.

The price we arbitrarily determined bears no relationship whatsoever to our business plan, the price paid for our shares by our founders, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate.

 DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

SELLING STOCKHOLDERS

The selling stockholders named in this prospectus are offering all of the 804,000 shares of common stock offered through this prospectus. The selling stockholders are all non-U.S. persons who acquired the 804,000 shares of common stock from us in a series of Regulation S private placement transactions that closed in May 2010.

The following table provides as of June 30, 2010 information regarding the beneficial ownership of our common stock held by each of the selling stockholders, including:

•	The number of shares beneficially owned by each selling stockholder prior to this offering;
•	The total number of shares to be offered by each selling stockholder;
•	The total number of shares beneficially owned by each selling stockholder upon completion of the offering; and
•	The percentage owned by each upon completion of the offering.

Name of Beneficial Owner(1)	Shares Owned Prior to This Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering(2)
Ebtesam Issa	20,000	20,000	0	0%
Mahmod Ayub	20,000	20,000	0	0%
Muhsen Rehab	20,000	20,000	0	0%
Ashmawi Gawaher	20,000	20,000	0	0%
Ashmawi Asalm	40,000	40,000	0	0%
Ashmawe Asad	20,000	20,000	0	0%
Ashmawi Abedhakim	20,000	20,000	0	0%
Darwesh Adla	30,000	30,000	0	0%
Zaide Housam	30,000	30,000	0	0%
Zaide Rabab	30,000	30,000	0	0%
Hindi Sumaia	30,000	30,000	0	0%
Hindi Dawood	30,000	30,000	0	0%
Bareya Nor	20,000	20,000	0	0%
Mohsen Hasan	20,000	20,000	0	0%
Ayoub Ameera	20,000	20,000	0	0%
Ayoub Mohamad	20,000	20,000	0	0%

Carine Hava Jancourt	20,000	20,000	0	0%
Nechin Susan Kathrin	20,000	20,000	0	0%
Butaaina Desuka	20,000	20,000	0	0%
Morse Ayub	20,000	20,000	0	0%
Desuka Abedellatif	20,000	20,000	0	0%
Yousef Desuki	20,000	20,000	0	0%
Hesen Ayub	20,000	20,000	0	0%
Hardan Falastin	20,000	20,000	0	0%
Bublil Amir	20,000	20,000	0	0%
Madmon Adir	20,000	20,000	0	0%
Avraham Dvir	20,000	20,000	0	0%
Cohen Yakir	20,000	20,000	0	0%
Cohen Aviv	20,000	20,000	0	0%
Mincoviche Stav	20,000	20,000	0	0%
Menahem Oved	20,000	20,000	0	0%
Zach Sofer Itzhak	20,000	20,000	0	0%
Chalil Isa	20,000	20,000	0	0%
Amal Desuka	20,000	20,000	0	0%
Dasoki Amana	30,000	30,000	0	0%
Desuki Mahmoud	20,000	20,000	0	0%
Marei Muhamad	4,000	4,000	0	0%
TOTAL	804,000	804,000	NIL	*

Notes
(1)
The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling stockholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

(2)	Assumes all shares offered herein are sold.

None of the selling shareholders; (1) has had a material relationship with us other than as a shareholder at any time within the past three years; (2) has been one of our officers or Directors; or (3) are broker-dealers or affiliates of broker-dealers.

The selling shareholders and any broker or dealers who act in connection with the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, as amended, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

PLAN OF DISTRIBUTION

This prospectus relates to the registration of 804,000 common shares on behalf of the selling stockholders.

No Current Market for our Shares

There is currently no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we intend to have a market maker file an application with the The Financial Industry Regulatory Authority, Inc. for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.  We cannot give you any assurance that the shares you purchase will ever have a market value or that if a market for our shares ever develops, that you actually will be able to sell your shares in this market.  Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved, if such approval is obtained. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The OTC Bulletin Board is maintained by the The Financial Industry Regulatory Authority. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally stocks of smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The selling stockholders may sell some or all of their shares at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  Sales by selling stockholders must be made at the fixed price of $0.05 until a market develops for the stock.

The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

o	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o	an exchange distribution in accordance with the rules of the applicable exchange;

o	privately-negotiated transactions;

o	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

o	a combination of any such methods of sale; and

o	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of shares for whom such broker-dealers may act as agent (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our stockholders or we will engage an underwriter in the selling or distribution of our shares.

We will not receive any proceeds from the sale of the shares of the selling stockholders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees.

The selling stockholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock being offered by them. The selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may among other things:

•	Not engage in any stabilization activities in connection with our common stock;
•	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus from time to time, as may be required by such broker or dealer; and
•	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities permitted under the Exchange Act.

Any commissions received by broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved.

The selling stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Therefore, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer, or employee.

Certain legal matters with respect to the issuance of shares of common stock offered hereby will be passed upon by The Loev Law Firm, PC, Bellaire, Texas.

The financial statements of Income Now Consulting included in this registration statement have been audited by GBH CPAs, PC, of  6002 Rogerdale, Suite 500, Houston, Texas  77072, for the period set forth in their report (which contains an explanatory paragraph regarding our company's ability to continue as a going concern) appearing elsewhere in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS
Overview of the Company

We were incorporated in the state of Nevada on April 23, 2010. We are focused on developing and marketing a web-based interactive fundraising program.  Our head offices are currently located at: 1736 Angel Falls Street, Las Vegas, NV 89142. Our telephone number is 1-209-694-4885. We have secured a domain name – www.incomenowconsulting.com which remains under construction as of the date of this prospectus, which website includes information we do not desire to be incorporated by reference herein.

Objectives

We are in the business of developing and marketing a user-friendly interactive web-based fundraising program for everyone who requires fundraising, particularly non-profit organizations, schools, and clubs. The program will allow our clients to identify their fundraising needs, offer suggestions and links to fundraising products, and offer an option to track their customers for future and more targeted fundraising efforts via our web-based database management program.  The web-based program will provide the services of that of a consultant while providing an option to track customers via the database.

Our program involves the following simple three-step process for the creation of the interactive fundraising program

We intend for our customers to use a simple three step process for the creation of the interactive fundraising program as follows:

•	Offer Target Market Identification

Through a series of questions, using radio buttons, we can help identify our clients target market by understanding the size of the organization, how many people will be available for the fundraising efforts, and how much money they wish to achieve.

•	Offer links and suggestions

There will be different fundraising opportunities and links that our clients can choose from, like selling Chocolates, for example, the links to the selling pages will allow us to act as “affiliate” as an additional source of income.

•	Offer web Database services

This section allows our customers a web-based database management program to track their clients for future fundraising efforts to be even more targeted.

We are developing a program that will be easy enough for everyone to use

Realizing that some customers will be new to web-based program, we plan to develop our website and program to be user friendly for all users, without the use of manuals and hours of practice. Regardless of the user’s level of computer literacy, our program is planned to be designed to be easy to install, provide useful features, contain helpful support, be extremely easy to navigate while being fun and interactive.

We intend to concentrate our efforts on Program Functions

The program will contain basic functions, including:

•	Radio buttons for easy choosing;
•	Links that are updated and accurate;
•	Password enabled so that our clients can access their database information quickly and easily and for multiple users; and
•	Security access per client, so they can choose who can add and remove information.

When completed, our website will enable customers to identify themselves, purchase a product, and track their customers through our web-based database. Once the customer selects to purchase a fundraising product, or purchase a database management plan, they are then directed to our order fulfillment page to complete their order billing and shipping information for the program from our website. The customer is then asked to agree with our terms and conditions of sale, and if in agreement, they are directed to the checkout page where PayPal information is requested. On completion, a final step displays the order and payment information for final confirmation by the customer.  The customer then receives an email summarizing the order, shipping and payment information.  We receive an identical email for order processing and fulfillment.

Once we set up our website and complete our program development, customers can utilize our program directly from our website. The program, which first helps to identify the target market, is planned to offer fundraising products for purchase, and we plan to offer customers the web-based database management program at $50 per month, or a discounted yearly rate of $500 per year, which we anticipate will be the primary source of our revenues.  Additional revenue is planned to be achieved through online sales of the fundraising products, as we anticipate receiving a 20% “affiliate” sale commission for fundraising products that are sold through our website.

Industry Background

Internet-based transactions between shoppers and merchants have grown rapidly in recent years. This growth is the result of the penetration of broadband technologies and increased internet usage and the emergence of compelling commerce opportunities and a growing awareness among shoppers of the convenience and other benefits of online shopping.

Industry Estimates of the Growing Internet Population and Internet Penetration Levels

Based on a research report prepared by Morgan Stanley:

 - We believe that the internet is still in the early stages of becoming a central communications, information, commerce, and entertainment medium. We estimate there are over 800+ million internet users worldwide using the internet an estimated average of 30-45 minutes per day.

 - We expect the number of internet users to grow at 10-15% annually for the next several years, with stronger growth in non-US markets.

Source: Mary Meeker, Brian Pitz, and Brian Fitzgerald, "Internet Trends, "a Morgan Stanley Research Report, http://www.morganstanley.com/ institutional/ techresearch.

Growth of Electronic Commerce

Forrester Research believes that electronic commerce activity in the United States, fuelled by a steady stream of new online shoppers and new product category sales, will grow at a compounded annual growth rate of 19% over the next five years.

US online retail reached $175 billion in 2007 and is projected to grow to $335 billion by 2012. Business-to-consumer (B2C) eCommerce continues its double-digit year-over-year growth rate, in part because sales are shifting away from stores. Source: Forrester Research, (C) 2003, Forrester Research, Inc.
http://www.forrester.com/rb/search/ results.jsp?N=133001+50985+51001

Marketing Strategy

We plan to market our interactive fundraising program with a web-based marketing campaign.  We have budgeted $6,000 for this web-based campaign which will include the following:

E-mail Marketing

We have budgeted $4,000 from our marketing budget for an e-mail campaign. Emails will be sent only to those which have asked for or shown an interest in receiving information about our program.

Catalogue Advertising

One of our planned sources for advertising our interactive fundraising program is by placing ads in software catalogues. These catalogues are distributed to nonprofit organizations across the United States and Canada as well as the general public and to retail outlets selling software. Moving forward, and funding permitting, we plan to advertise our program in software distributor catalogues.

Given the ease with which statistics can be collected on the number of times catalogue ads have been successful by users, there is strong evidence that they can be very effective. Nevertheless, it is difficult to determine whether these catalogue ads are more or less effective than other forms of advertising.

We budgeted $2,000 from our marketing budget for program distributor catalogue advertising.  We intend to place ads in catalogues that specifically target the non-profit sector.

Submission to Directories and Search Engines

We plan to submit our website to directories and search engines in order to increase our presence on the internet, as well as to get better rankings on search results. There are many directories to which we plan to submit our website for free, such as Google (http:// www.google.com), Yahoo (http:// www.yahoo.com – regional Yahoos also exist), AltaVista (http:// www.altavista.com) and Excite (http://www.excite.com). There are literally hundreds of such directories where we can list our program at no cost to the company.

 Distribution of Program

Moving forward, we plan to price our interactive web-based  database at a monthly price of $50 and a discounted annual price of $500, which would include the use and maintenance of our planned web-based database. According to our business model, the majority of our revenues should come from online sales of our program and database maintenance.

When our program is ready for commercial sale, we plan to enter into an agreement with PayPal to act as our credit card merchant.  PayPal is a financial company that accepts and clears all customer credit card payments on behalf of participating  merchants,  such as our company. There are no short or long term contracts or obligations associated with the use of PayPal.  PayPal accepts all major credit cards (Visa, MasterCard, Discover, American Express, ECheque, and transfer of funds to and from bank accounts.)

Sources and Availability of Products and Supplies

There are no constraints on the sources or availability of products and supplies related to our business. We are developing our own program and the distribution of the program and services will be primarily over the internet.

Dependence on One or a Few Major Customers

We plan on selling our program and services directly to our target market over the internet. Our program will be priced for mass market consumption. Therefore, we do not anticipate dependence on one or a few major customers for at least the next 12 months or the foreseeable future.

Our Target Market

We plan to market our interactive fundraising program to everyone who fundraises, particularly, nonprofit organizations, clubs and schools throughout the United States and then Canada and Europe. This gives us the opportunity to estimate the number of potential customers within our target market.

According to the following surveys in the United States, our target market in the United States alone is very large:

According to the National Center for Charitable Statistics, there are over 1,569,572 tax-exempt organizations, including: 997,579 public charities, 118,423 private foundations and 53,570 other types of nonprofit organizations, (including chambers of commerce, fraternal organizations and civic leagues) (http:// nccs.urban.org).

According to the National Center for Education Statistics, there were 98,916 operating public elementary or secondary schools in the 2007–08 school year (http:// nces.ed.gov/).

Additionally, the National Center for Education Statistics reports there were 6,551 postsecondary education facilities in the 2007–08 school year (http:// nces.ed.gov/).

The Council for American Private Education cites that there are 33,740 operating private schools in the United States.  (http:// www.capenet.org/index.html).

The Boy Scouts of America has over 120,000 Groups or Units throughout the United States (www.scouting.org/About/AnnualReports/11memsummary.aspx).

Based on the foregoing information, we believe that if we are able to make our products attractive to only a small percentage of our target market in North America we will be able to generate the revenues we believe we require to sustain our operations. There can be no assurance, however, that our products will appeal to our target market.

Competition

Income Now Consulting’s competition comes from several industry participants which include companies such as ASI – I MIS Program  (http:// www.advsol.com/AM/template.cfm?section=North_America1) and USAFundraising (http://www.usafundraising.com), however, there did not appear to be any single company offering both fundraising products, advice, as well as the customer database.  Additionally, all competing programs appears to be targeting extremely large organizations, as opposed to smaller schools and clubs.

 Intellectual Property

The Company does not have any patents, trademarks, licenses, or franchises.  We do however maintain a website, as discussed above.

We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection in the United States and other jurisdictions.

 We intend to aggressively assert our rights trademark and copyright laws, if any, moving forward, to protect our intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights we plan to apply for in the future, will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of our program. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our website is not subject to special regulatory or supervisory requirements.

Employees and Independent Contractors

Currently our only employees are our two Directors and two officers (as described below under “Directors, Executive Officers, Promoters and Control Persons”). We do not expect any other material changes in the number of employees over the next 12 months.

We have also negotiated a consulting contract for secretarial and marketing services that began in May 2010, pursuant to which we agreed to pay the consultant $22 per hour for work performed prior to June 30, 2010 and $23 per hour for work performed after July 1, 2010.

We have an independent contractor agreement (which we entered into in June 2010) in place with our former Secretary, Ruthy Navon, who has agreed to assist the Company in connection with the steps required for the Company to become a fully reporting company in the United States and to obtain a listing on the Over-The-Counter-Bulletin Board, pursuant to which we have agreed to pay her a flat fee of $3,000.   Ms. Navon currently assists various companies which have operations, assets and officers and Directors located in Israel who desire to go public and become reporting companies in the United States.  She previously lived in Israel and was referred to the Company’s management by her pre-existing relationships in Israel.  Ms. Navon assisted the Company in connection with engaging United States legal counsel, independent auditors, the opening of bank accounts and with obtaining a principal office location in the United States.  Ms. Navon also serves as a liaison between the Company’s officers and Directors in Israel and the Company’s attorneys and auditors located in the United States.  Ms. Navon has also assisted and advised the Company’s officers and Directors with information from her prior experience with publicly reporting companies in the United States, and the steps, timing and process to become publicly traded in the United States, as well as providing suggestions to the Company’s management (based on her prior public company experience) on the terms of the Company’s prior private placement offering and the capital structure of the Company.  Ms. Navon also served as the Company’s Secretary until June 2010, so that she could enter into agreements for and open a bank account for the Company, as its other officers and Directors are residents of and reside in Israel.  Ms. Navon does not own any interest, contingent or otherwise in the Company.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Blank Check Company Issues

Rule 419 of the Securities Act of 1933, as amended (the “Act”) governs offerings by “blank check companies.”  Rule 419 defines a “blank check company” as a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and issuing “penny stock,” as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

Our management believes that the Company does not meet the definition of a “blank check company,” because, while we are in the development stage, we do have a specific business plan and purpose as described above, and our current purpose is not to engage in a merger or acquisition, and as such, we should not therefore be characterized as a “blank check company.”

DESCRIPTION OF PROPERTY

Our executive and principal office is located at 1736 Angel Falls Street, Las Vegas, Nevada  89142-1230. We lease the space pursuant to a Lease Agreement which is in effect from June 1, 2010 to December 31, 2010 (the “Term”), subject to renewal with the mutual consent of the parties.  Total rent due under the lease for the Term was $200, which funds have been paid to date.  Pursuant to the Lease Agreement, we are provided the shared use of the landlord’s residence for our principal office location.

 This location will serve as our primary executive offices for the foreseeable future. We believe that our office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 100,000,000 common shares with a par value of $0.0001. As of June 30, 2010, there were 4,804,000 shares of our common stock issued and outstanding.

Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share rateably in all net assets available for distribution to shareholders after payment to creditors. The common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. There are no cumulative voting rights.

Each shareholder is entitled to receive the dividends as may be declared by our Directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our Directors are not obligated to declare a dividend. Any future dividends will be subject to the discretion of our Directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, our capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company.

Preferred Stock

We are authorized to issue 50,000,000 shares of preferred stock with a par value of $0.0001 per share.  As of June 30, 2010, there were no preferred shares issued and outstanding.  Our board of Directors is authorized by the Nevada Revised Statutes to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of Directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.
The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.
Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.
Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.
The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.	Any other relative rights, preferences and limitations of that series.

 Warrants

There are no outstanding warrants to purchase our securities.

Stock Options

We have not granted any stock options. There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our Directors, employees and consultants.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Transfer Agent and Registrar

We have appointed the following transfer agent for our shares of common stock: EMPIRE STOCK TRANSFER INC., 1859 Whitney Mesa Dr., Henderson, NV, 89014, Telephone 702.818.5898 Fax 702.974.1444. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation.  There are no proceedings in which any of our Directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MARKET FOR COMMON EQUITY
AND RELATED SHAREHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on the over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Rule 144

All of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by the founders of our company may not be resold in reliance on Rule 144 until: (1) we file Form 10 information with the SEC when we cease to be a “shell company”; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.  See also the factor entitled Shareholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to Rule 144, due to our status as a “shell company,” above.

Holders of Our Common Stock

As of June 30, 2010, we had approximately 39 registered shareholders.

Dividends

Since inception we have not paid any dividends on our common stock.  We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock.  Although we intend to retain our earnings, if any, to finance the expansion and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors that our Board of Directors may deem relevant.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business, or;

2.
Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Securities Authorized for Issuance under Equity Compensation Plans

None.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our plan of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in “Risk Factors” beginning on page 6 of this prospectus.All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We are a development stage company with limited operations and no revenues from our business operations.  There is an uncertainty regarding our ability to continue as a going concern. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate any revenues until we complete the development of our interactive fundraising software and website. Accordingly, we must raise cash from sources other than our operations in order to implement our marketing plan.  We currently anticipate that such required funding will come from sales of debt or equity securities (subsequent to the effectiveness of this registration statement) and/or traditional bank funding.

Our plan of operation

To establish ourselves as a company that will produce and distribute an interactive web-based fundraising program. Distribution is planned to be made via the internet directly to our future clients, non-profit organizations, schools and clubs.

Our target market

Our initial target market is all those who fundraise, particularly non-profit organizations, schools and clubs firstly in the United States, followed by Canada and Europe.

Our mission

To offer a three step service to non-profit organizations, schools and clubs by offering assistance in identifying their needs and target market, offering links and suggestions on what fundraising product to use, and finally to offer an interactive web-based database management program designed to track and link the customers of our clients.

Our business objectives are

•	To further develop an interactive web-based program that will benefit nonprofit organizations, schools and clubs, giving our clients the opportunity to maximize their fundraising efforts.
•	To execute our web-based marketing campaign and to create interest in our services and product.
•	To establish a brand name that will be associated with user-friendly interactive program and database management.

During the first stages of our growth, our officers and Directors will provide all of the labour required to execute our business plan at no charge, except we intend to hire a website programmer on a contract basis for two months at an estimated cost of $8,000 to finish and upgrade our website, and we also plan to outsource the final program  development tasks at an estimated cost of $10,000, and finally contract administration and marketing support for three months at an estimated cost of $10,000 which costs we plan to pay our of our working capital and through funds raised through the sale of debt or equity securities (subsequent to the effectiveness of this registration statement) and/or traditional bank funding.

Estimated Expenses for the Next Twelve Month Period

The following provides an overview of our expenses to fund our plan of operation over the next twelve months:

Legal, Accounting and Transfer Agent Fees	$5,000
Program Development	$10,000
Website Development	$8,000
Marketing and Advertising	$6,000
Office Rent	$1,000
Administration	$10,000
Total	$40,000

Results of Operations from April 23, 2010 (Inception) Through May 31, 2010

We generated no revenue for the period from April 23, 2010 (Inception) through May 31, 2010.  We do not anticipate earning revenues until we are able to successfully complete and market our interactive fundraising program.

Our operating expenses for the period from April 23, 2010 (Inception) through May 31, 2010 were $4,631, and consisted of $2,279 in general and administrative expenses and $2,352 in professional fees.  We, therefore, recorded a net loss of $4,631 for the period ended May 31, 2010.

We anticipate our operating expenses will increase as we implement our business plan. The increase will be attributable to expenses to implement our business plan, and the professional fees to be incurred in connection with the filing of this registration statement with the Securities and Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

LIQUIDITY and CAPITAL RESOURCES

We have raised $400 from the sale of stock to our officers and Directors and $40,200 through a private placement to 37 non-affiliated investors. At May 31, 2010, we had working capital of approximately $35,969.

In the opinion of our management, the funds currently available will not satisfy our working capital requirements for the next twelve months. Estimated funding required during the twelve month period is $40,000.  Given our current cash position of $29,841, we will experience a shortfall in the next twelve months.

We estimate that our current cash balances will be extinguished by November or December 2010 provided we do not have any unanticipated expenses. Although there can be no assurance at present, we hope to be in a position to generate revenues by September 2010.

We had net cash used in operating activities of $10,759 for the period from April 23, 2010 (inception) through May 31, 2010, which included $4,631 of net loss and $6,750 of increase in prepaid expenses, offset by $622 of increase in accounts payable.

We had $40,600 of net cash provided by financing activities for the period from April 23, 2010 (inception) through May 31, 2010, which included 4,000,000 shares sold to our Directors for $400 ($0.0001 per share) and the results of our private placement offering, where in May 2010, we sold an aggregate of 804,000 shares of our common stock for aggregate consideration of $40,200 ($0.05 per share) to 37 offshore investors.

We have never had any income from operations. We will require additional funds to implement our plans. These funds may be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also need more funds if the costs of the development of our website are greater than we have budgeted. We will also require additional financing to sustain our business operations if we are not successful in earning revenues. We currently do not have any arrangements for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain financing.

Our continuation is dependent upon us raising additional capital. In this regard we have raised additional capital through the private placements noted above but we will still require additional funds to continue our operations and plans.

The continuation of our business is dependent upon us obtaining further financing, development of our program and website, a successful marketing and promotion program, attracting and, further in the future, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. We will pursue various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

GOING CONCERN

Our independent registered public accounting firm included an explanatory paragraph in their audit report on the accompanying financial statements regarding concerns about our ability to continue as a going concern.  Our financial statements contain additional disclosures describing the circumstances that lead to this disclosure by our independent registered public accounting firm.

Purchase of Significant Equipment

We do not expect to purchase any significant equipment over the twelve months.

Off-Balance Sheet Arrangements

Our company does not have any off-balance sheet arrangements, including any outstanding derivative financial instruments, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts.  Our company does not engage in trading activities involving non-exchange traded contracts.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All Directors of our company hold office until the next annual meeting of the shareholders or until their successors have been elected and qualified.  The executive officers of our company are appointed by our board of Directors and hold office until their death, resignation or removal from office.  Our Directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Mr. Issam Abud	President and Director	35	April 23, 2010
Ms. Sabrein Mari	Treasurer and Director	37	April 23, 2010

Business Experience:

The following is a brief account of the education and business experience of each director and executive officers, indicating each person's business experience, and the name and principal business of the organization by which they were employed.

Mr. Issam Abud

Mr. Abud has been our President and Director since we were incorporated on April 23, 2010.  Mr. Abud is a computer programmer and website developer, working for a major industrial leader in Israel Mr. Abud have 7 years experience specialized in web-based Database and Customer Relations Management programs. Mr. Abud’s educational background has been focused on programming and he has a passion for helping nonprofit organizations.

Ms. Sabrein Mari

Ms. Sabrein Mari has been our Treasurer and Director since we were incorporated on April 23, 2010 .  Ms. Sabrein is very well-known in Israel, as she is a fundraising consultant targeting schools and organizations thoughout Israel. She has been a leader in her career for the past ten years, and has a passion for on-line applications.

Family Relationships

There are no family relationships among our Directors or executive officers.

Involvement in Certain Legal Proceedings

Our Directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences’);

3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Committees of the Board

Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the board of Directors.

Our company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of Directors and we do not have any specific process or procedure for evaluating such nominees. The board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of Directors may do so by directing a written request addressed to our President and Director, Mr. Issam Abud, at the address appearing on the first page of this prospectus.

Audit Committee Financial Expert

Our board of Directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as "independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our board of Directors is capable of analysing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of Directors of our company does not believe that it is necessary to have an audit committee because management believes that the functions of an audit committee can be adequately performed by the board of Directors. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

EXECUTIVE COMPENSATION

We have not paid, nor do we owe, any compensation to our executive officers. We have not paid any compensation to our officers since inception.

We have no employment agreements with any of our executive officers or employees.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year (3)	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Issam Abud President and Director(1)	2010	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Sabrein Mari Treasurer and Director(2)	2010	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1)           Issam Abud became President and Director of the Company on April 23, 2010.
(2)           Sabrein Mari became Treasurer and Director of the Company on April 23, 2010.
(3)           We were incorporated on April 23, 2010.

Options/SAR Grants

Since April 23, 2010 (inception) to the period ended May 31, 2010 we have not granted any stock options or stock appreciation rights to any of our Directors or executive officers.

Compensation of Directors

There are no arrangements pursuant to which Directors are or will be compensated in the future for any services provided as a Director.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any Director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or Directors or employees or consultants since we were founded.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 30, 2010, certain information with respect to the beneficial ownership of our common stock by each shareholder known by us to be the beneficial owner of more than 5% of our common stock and by our current Directors and executive officers.  The shareholders have sole voting and investment power with respect to the shares of common stock, except as otherwise indicated.  Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)

Common Stock	Mr. Issam Abud President and Director	2,000,000	41.632%

Common Stock	Ms. Sabrein Mari Treasurer and Director	2,000,000	41.632%

All officers and Directors as a Group (2 persons)		4,000,000	83.26%
(¹)	Based on 4,804,000 shares of our common stock outstanding.

Changes in Control

We are unaware of any contract, or other arrangement or provision of our Articles of Incorporation or Bylaws, the operation of which may at a subsequent date result in a change of control of our company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In April 2010, Issam Abud and Sabrein Mari were appointed as Directors of the Company.

In April 2010, Issam Abud was appointed the President of the Company, Sabrein Mari was appointed as the Treasurer of the Company, and Ruthy Navon was appointed as Secretary of the Company.

In April 2010, we sold 2,000,000 shares of common stock each to Issam Abud and Sabrein Mari (4,000,000 shares total), our President and Director and Treasurer and Director, respectively, in consideration for $200 each ($400 total) or $0.0001 per share.

In June 2010, we entered into an independent contractor agreement with our then Secretary, Ruthy Navon, who has agreed to assist the Company in connection with the steps required for the Company to obtain a listing on the Over-The-Counter-Bulletin Board, pursuant to which we have agreed to pay her a flat fee of $3,000.

In June 2010, Ruthy Navon resigned as the Secretary of the Company.

Other than as provided above, we have not entered into any transaction nor are there any proposed transactions in which any of our Directors, executive officers, shareholders or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify an officer, Director, or former officer or Director, to the full extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to our Directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our Directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our Directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

EXPERTS

The financial statements of Income Now Consulting included in this registration statement have been audited by GBH CPAs, PC, of 6002 Rogerdale, Suite 500, Houston, Texas  77072, for the period set forth in their report (which contains an explanatory paragraph regarding our company's ability to continue as a going concern) appearing elsewhere in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Certain legal matters with respect to the issuance of shares of common stock offered hereby will be passed upon by The Loev Law Firm, PC, of 6300 West Loop South, Suite 280, Bellaire, Texas, 77401.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our common stock, you should refer to the registration statement and to its exhibits. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Our fiscal year ends on May 31. We plan to furnish our shareholders annual reports containing audited financial statements and other appropriate reports, where applicable. In addition, the effectiveness of the Registration Statement of which this prospectus is a part will trigger the Company’s obligation to file current and periodic reports with the Commission under Section 15(d) of the Securities Act of 1934, as amended. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F. Street, N.E., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site at http\\www.sec.gov.

You should read this prospectus and any prospectus supplement together with the registration statement and the exhibits filed with or incorporated by reference into the registration statement. The information contained in this prospectus speaks only as of its date unless the information specifically indicates that another date applies.

We have not authorized any person to give any information or to make any representations that differ from, or add to, the information discussed in this prospectus. Therefore, if anyone gives you different or additional information, you should not rely on it.

We maintain a website on the internet at www.incomenowconsulting.com. Our website and the information included on our website is not part of this prospectus.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders
Income Now Consulting
(A Development Stage Company)
Las Vegas, Nevada

We have audited the accompanying balance sheet of Income Now Consulting (the Company) as of May 31, 2010, and the related statements of expenses, stockholders’ equity, and cash flows for the the period from April 23, 2010 (inception) through May 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the financial position of Income Now Consulting as of May 31, 2010, and the results of its operations and its cash flows for the the period from April 23, 2010 (inception) through May 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Income Now Consulting will continue as a going concern. As discussed in Note 2 to the financial statements, Income Now Consulting has not generated revenues since inception and has an accumulated deficit. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
June 21, 2010

Income Now Consulting (A Development Stage Company) Balance Sheet

ASSETS	May 31, 2010
Current assets
Cash	$29,841
Prepaid Expenses	6,750

Total Current Assets	36,591

TOTAL ASSETS	$36,591

LIABILITIES AND STOCKHOLDER’S DEFICIT

CURRENT LIABILITIES

Accounts payable	$622

Total Liabilities	622

STOCKHOLDERS' EQUITY

Preferred stock, $0.0001 par value, 50,000,000 shared authorized,
none issued and outstanding	-
Common stock , $0.0001 par value, 100,000,000 shares authorized,
4,804,000 shares issued and outstanding, respectively	480
Additional paid-in capital	40,120
Deficit accumulated during the development stage	(4,631)

Total Stockholders' Equity	35,969

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$36,591

Income Now Consulting (A Development Stage Company) Statement of Expenses

For the period from inception (April 23, 2010) through May 31, 2010
COSTS AND EXPENSES

General and administrative	$2,279
Professional fees	2,352

Total costs and expenses	$4,631

NET LOSS	$4,631

BASIC AND DILUTED LOSS PER SHARE	$0.00

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING, BASIC AND DILUTED	4,309,231

Income Now Consulting (A Development Stage Company) Statement of Stockholders' Equity For the period from inception (April 23, 2010) through May 31, 2010

	Common Stock			Deficit Accumulated
	Shares	Amount	Additional Paid-In Capital	During the Development Stage	Total Stockholders' Equity

Balance, April 23, 2010	$-	$-	$-	$-	$-

Stock issued for cash at $0.0001 per share	4,000,000	400	-	-	400

Stock issued for cash at $0.05 per share	804,000	80	40,120	-	40,200

Net loss				(4,631)	(4,631)

Balance, May 31, 2010	4,804,000	$480	$40,120	$(4,631)	$35,969

Income Now Consulting (A Development Stage Company) Statement of Cash Flows

For the period from inception (April 23, 2010) through May 31, 2010
OPERATING ACTIVITIES

Net loss	$(4,631)
Adjustments to Reconcile Net Loss to
net cash used in operating activities:
Changes in operating assets and liabilities:
Prepaid expenses	(6,750)
Accounts payable	622

Net Cash Used in Operating Activities	(10,759)

FINANCING ACTIVITIES

Proceeds from stock issuances	40,600

Net Cash Provided by Financing Activities	40,600

NET INCREASE IN CASH	29,841

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$29,841

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR

Interest	$-
Income Taxes	$-

INCOME NOW CONSULTNG
(A Development Stage Company)
Notes to Financial Statements

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Income Now Consulting (the “Company”) was incorporated in the State of Nevada on April 23, 2010. The Company is engaged in offering an interactive web-based fundraising program designed for non-profit organizations, schools and clubs. The Company has no revenues and limited operations and is accordingly classified as a development stage company.

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company’s fiscal year-end is December 31.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company did not incur any advertising expenses for the period ended May 31, 2010.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Income Taxes

The Company provides for income taxes using an asset and liability approach. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 15% to the net loss before provision for income taxes for the following reasons:

From inception through May 31, 2010
Income tax expense (benefit) at statutory rate	$(695)
Change in valuation allowance	695
Income tax expense per books	$0

Net deferred tax assets consist of the following components as of:

May 31, 2010
NOL Carryover	$695
Valuation allowance	(695)
Net deferred tax asset	$0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards of approximately $4,000 for federal income tax reporting purposes could be subject to annual limitations should a change in ownership occur. The net operating loss carryforwards began to expire in 2030.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

2.           GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern.  However, the Company has not generated revenues since inception and has an accumulated deficit of $4,631 as of May 31, 2010.  The Company currently has limited liquidity and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital, primarily from its shareholders, to fund operating expenses. The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

3.           STOCKHOLDERS’ EQUITY

On April 23, 2010 (inception), the Company issued 4,000,000 shares of its common stock to its founders for cash of $400.

During May 2010, the Company closed a private placement for 804,000 common shares at a price of $0.05 per share, or an aggregate of $40,200. The Company received $40,200 of proceeds.

Common Stock

The Company is authorized to issue 100,000,000 common shares with a par value of $0.0001. As of May 31, 2010, there were 4,804,000 shares of common stock issued and outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share rateably in all net assets available for distribution to shareholders after payment to creditors. The common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. There are no cumulative voting rights. Each shareholder is entitled to receive the dividends as may be declared by the Company’s Directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. The Company’s Directors are not obligated to declare a dividend. Any future dividends will be subject to the discretion of the Company’s Directors and will depend upon, among other things, future earnings, the operating and financial condition of the Company, the Company’s capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Preferred Stock

The Company is authorized to issue 50,000,000 shares of preferred stock with a par value of $0.0001.  As of May 31, 2010, there were no preferred shares issued and outstanding.  The Company’s board of Directors are authorized by the articles of incorporation to divide the authorized shares of the Company’s preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. The Company’s board of Directors is authorized, within any limitations prescribed by law and the Company’s articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock.

Warrants

There are no outstanding warrants to purchase the Company’s securities.

Stock Options

The Company has not granted any stock options. There are no options to purchase the Company’s  securities outstanding. The Company may in the future establish an incentive stock option plan for its Directors, employees and consultants.

Registration Rights

The Company has not granted registration rights to the selling shareholders or to any other persons.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ninety (90) Days after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder.  No expenses shall be borne by the selling shareholder.  All of the amounts shown are estimates.

SEC registration fees	$3	(1)
Legal and accounting fees	$20,000	(1)
Miscellaneous	$20,000	(1)
Total	$40,003	(1)

(1)           We have estimated these amounts.

Item 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and Directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”), our Articles of Incorporation and our Bylaws.

Indemnification

Chapter 78 of the NRS, pertaining to private corporations, provides that we are required to indemnify our officers and Directors to the extent that they are successful in defending any actions or claims brought against them as a result of serving in that position, including criminal, civil, administrative or investigative actions and actions brought by or on behalf of Income Now Consulting.

Chapter 78 of the NRS further provides that we are permitted to indemnify our officers and Directors for criminal, civil, administrative or investigative actions brought against them by third parties and for actions brought by or on behalf of Income Now Consulting, even if they are unsuccessful in defending that action, unless the officer or Director’s:

(a)	action or inaction constituted a breach of his fiduciary duties as a Director or officer; and

(b)	the breach of those duties involved intentional misconduct, fraud, or a knowing violation of law.

However, with respect to actions brought by or on behalf of Income Now Consulting against our officers or Directors, we are not permitted to indemnify our officers or Directors where they are adjudged by a court, after the exhaustion of all appeals, to be liable to us or for amounts paid in settlement to Income Now Consulting, unless, and only to the extent that, a court determines that the officers or Directors are entitled to be indemnified.

Our Articles and Bylaws provide that we will indemnify our Directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we shall not be required to indemnify any Director or officer in connection with any proceeding (or part thereof) initiated by such person unless: (a) such indemnification is expressly required to be made by law; (b) the proceeding was authorized by our Board of Directors; (c) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law; or (d) such indemnification is required to be made pursuant to the bylaws.

Item 15.   RECENT SALES OF UNREGISTERED SECURITIES

In April 2010, we sold 2,000,000 shares of common stock each to Issam Abud and Sabrein Mari (4,000,000 shares total), our President and Director and Treasuer and Director, respectively, in consideration for $200 or $0.0001 per share each ($400 in aggregate). The shares were valued at $400 or $0.0001 per share, the par value of the common stock.

We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”) since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions.

In May 2010, we sold an aggregate of 804,000 shares of our common stock for aggregate consideration of $40,200 ($0.05 per share) to 37 offshore investors in connection with an offshore private placement.  We claim an exemption from registration afforded by Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above issuances since the issuances were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Item 16.  EXHIBITS

The following Exhibits are filed with this prospectus:

Exhibit Number	Description
3.1*	Articles of Incorporation
3.2*	Bylaws
5.1*	Opinion of The Loev Law Firm, PC regarding the legality of the securities being registered
23.1*	Consent of GBH CPAs, PC
23.2*	Consent of The Loev Law Firm, PC (Included in Exhibit 5.1)

* Filed herewith.

Item 17.  UNDERTAKINGS

The undersigned company hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”).

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)that for the purpose of determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, executive officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(6)           In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, executive officer, or controlling person of the small business issuer in the successful defence of any action, suit, or proceeding) is asserted by such director, executive officer, or controlling person connected with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7)           Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Las Vegas in the state of Nevada, USA.

INCOME NOW CONSULTING

/s/ Issam Abud
Issam Abud, President and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Dated: July 2, 2010

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints (Issam Abud) as his/her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures

/s/ Issam Abud
Issam Abud President and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Dated: July 2, 2010

/s/ Sabrein Mari
Sabrein Mari, Treasurer and Director
Dated: July 2, 2010